UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2020 urban-gro, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-52898	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of Principal Executive Offices)	(Zip Code)

(720) 390-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2020 (the “Separation Date”), urban-gro, Inc. (the “Company”) accepted the resignation of Larry Dodson, Chief Technology Officer of the Company, and agreed that Mr. Dodson’s employment with the Company would terminate effective immediately.

In connection with his departure, the Company and Mr. Dodson entered into a Separation Agreement (the “Separation Agreement”) on the Separation Date. The Separation Agreement will become effective, enforceable and irrevocable on the 8th day after the date on which it was executed and not revoked by Mr. Dodson (the “Effective Date”). The Separation Agreement supersedes all prior agreements between Mr. Dodson and the Company, except Mr. Dodson has agreed to certain ongoing obligations contained in the Confidentiality Agreement, Nondisclosure of Information and Assignments Agreement, and Non-Compete Agreement (the “Non-Compete Agreement”), each dated September 20, 2018, between Mr. Dodson and the Company.

In consideration for Mr. Dodson’s timely executing (not timely revoking) the Separation Agreement, for complying with its terms, including a release and waiver of claims and agreement to comply with certain obligations referenced in the Separation Agreement, and for surrendering any and all shares of Company common stock held by Mr. Dodson and any and all rights and entitlements related to any equity of the Company (including but not limited to any rights to shares of the Company common stock, vested or unvested, under any restricted stock award agreement), the Company agreed, among other things, to provide Mr. Dodson the following: (i) a severance payment in the aggregate amount equal to $27,500 (subject to required reductions and withholdings) in four equal lump sum payments; (ii) the Company will enter into a Stock Option Agreement on the Effective Date, which grants Mr. Dodson the right and option to purchase 330,000 shares of the Company’s common stock at an exercise price of $1.00 per share, pursuant to the Company’s 2019 Equity Incentive Plan, on the terms and conditions substantially in the form attached hereto as Exhibit 10.2 (the “Stock Option Agreement”); (iii) an amendment to the Non-Compete Agreement as provided in the Separation Agreement; and (iv) payment for Mr. Dodson’s accrued, unused vacation days in an aggregate amount equal to $13,103.89.

The foregoing summaries of the Separation Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by the full text of the Separation Agreement and the Stock Option Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 23, 2020, the Company issued a press release announcing the departure of Mr. Dodson as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement, dated as of March 20, 2020, by and between urban-gro, Inc. and Larry Dodson.

10.2	Form of Stock Option Agreement to be entered into on the Effective Date by and between urban-gro, Inc. and Larry Dodson.

99.1	Press Release of urban-gro, Inc. dated March 23, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.
Date: March 23, 2020
	By:	/s/ Bradley Nattrass
	Name:	Bradley Nattrass
	Title:	Chief Executive Officer

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